                       FIRST COMMERCIAL BANCSHARES, INC.                   PROXY
               8301 WEST JUDGE PEREZ DRIVE - CHALMETTE, LA 70043

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FIRST COMMERCIAL
                                BANCSHARES, INC.

The undersigned hereby appoints Valliere J. Dauterive and Edwin M. Roy, Jr., or either of them, as proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of common stock of First Commercial Bancshares, Inc. ("FCB"') held of
record by the undersigned on February   , 1995 at the special meeting of
stockholders to be held on             , 1995 (the "Special Meeting") or any
adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

1. MERGER. To approve the Agreement and Plan of Merger, dated as of October 20, 1994 (the "Agreement"), by and between FCB and Regions Financial Corporation ("Regions") pursuant to which (i) Regions will acquire all of the issued and outstanding common stock of FCB through the merger of FCB with and into Regions (the "Merger"); (ii) each share of FCB common stock (except for certain shares held by FCB or Regions, or their respective subsidiaries, in each case other than shares held in a fiduciary capacity or in satisfaction of debts previously contracted, and shares held by stockholders who perfect their dissenters' rights of appraisal) will be converted, at the election of the holder thereof, into either (a) a combination of (x) $40.77 in cash and (y) 1.444 shares of Regions common stock (subject to adjustment as described in the accompanying Proxy Statement/Prospectus), or (b) 2.626 shares of Regions common stock (subject to adjustment as described in the accompanying Proxy Statement/Prospectus); and
(iii) each FCB stockholder will receive cash in lieu of any remaining fractional share interest, all as described more fully in the accompanying Proxy Statement/Prospectus.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

2. OTHER BUSINESS. To vote in their discretion on such other business as may properly come before the Special Meeting, including adjourning the Special Meeting to permit, if necessary, further solicitation of proxies.

                           (Please see reverse side)

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposal 1.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.
                                                  Dated:                  , 1995
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                                                  ------------------------------
                                                     Signature of Stockholder


                                                  ------------------------------
                                                    Signature if held jointly

   PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.